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                                                                  Exhibit 10.15


                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT is dated as of December 3, 1993, by and between VIA USA, LTD., a Colorado corporation d/b/a VIATEL (the "Company"), and Herald L. Ritch, an individual (the "Purchaser").

        In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

    1.  Authorization of Shares; Sale and Purchase of Shares.

        1.1 Authorization of Shares. Before the Closing (as defined in Section 2.1), the Company will take such corporate action as is required to authorize the issuance and sale to the Purchaser of sufficient shares of its common stock with no par value (the "Common Stock") to satisfy the Company's obligations hereunder to deliver Common Stock to the Purchaser.

        1.2 Sale and Purchase of Shares. Subject to the terms and conditions hereof, at the Closing, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, 100,000 shares of Common Stock of the Company for a purchase price of $500,000 (the "Purchase Price"). The 100,000 shares of Common Stock of the Company sold hereunder are hereinafter referred to as the "Shares".

    2.  Closing.

        2.1 Closing. The closing of the purchase and sale of the Shares (the "Closing") shall be held at the offices of the Company, 800 Third Avenue, New York, New York at 10:00 a.m. on December 9, 1993, or on such other date as the Company and the Purchaser shall agree (the "Closing Date").

        2.2 Delivery of Shares. At the Closing, the Company shall deliver to the Purchaser a certificate registered in the Purchaser's name representing the Shares.

        2.3 Payment for the Shares. At the Closing, the Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to a bank account designated by the Company.

    3.  Representations and Warranties of the Company.

        The Company hereby represents and warrants to the Purchaser as follows:

        3.1 Organization and Standing; Articles of Incorporation and Bylaws. The Company is a corporation duly organized and existing under the laws of the State of Colorado and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted in all material respects. The Company is duly qualified to do business as a foreign



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corporation in each jurisdiction in which the failure to be so qualified would have a materially adverse impact on the business or financial condition of the Company. The Company has furnished the Purchaser with copies of its Articles of Incorporation and Bylaws, as amended to date. Said copies are true, correct, and complete.

        3.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

        3.3     Subsidiaries. The Company has no Subsidiaries (as defined in
Section 7.13 below).

        3.4 Capitalization. Immediately following the closing of this transaction, the authorized capital of the Company will consist of 20,000,000 shares of Common Stock, without par value, of which 12,830,019 shares will be validly issued and outstanding, fully paid and nonassessable.

                Except as set forth on Exhibit A hereto, there are no options, warrants, conversion privileges, preemptive rights, or other rights currently outstanding to purchase any of the authorized but unissued stock of the Company, except for the rights created by this agreement.

        3.5 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for (a) the authorization, execution, delivery and performance of this Agreement by the Company, and (b) the authorization, sale, issuance and delivery of the Shares will have been taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms.

        3.6 Validity of Stock. The Shares, when issued, sold, and delivered in accordance with the terms of this Agreement, shall be validly issued, fully paid, and nonassessable.

        3.7 Financial Statements. The Company has delivered to the Purchaser an unaudited balance sheet of the Company dated December 31, 1992 and an unaudited comparative income statement by month for the twelve months ended December 1992 (the "Financial Statements"). The Financial Statements have been prepared in good faith and fairly present the financial condition of the Company for the fiscal year then ended and include all liabilities of the Company at the end of such fiscal year.

        3.8 Finder's Fee. Except for a finder's fee payable by the Company to Robert Conrads, no selling concession, fee or other remuneration is being paid to any third party in connection with the sale of the Shares pursuant to this Agreement.

        3.9 Limited Representations. Except as set forth in this Section 3, neither the Company nor any of its directors and officers has made any representations to the Purchaser concerning the Company or the merits of an investment therein by the Purchaser.

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   4. Representations and Warranties of the Purchaser: Restrictions on
      Transfer of the Shares; Covenants of the Purchaser.

        4.1 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

           (a) The Purchaser has all requisite legal power to execute and deliver this Agreement, to purchase the Shares hereunder, and to carry out and perform his obligations under the terms of this Agreement.

           (b) All action on the part of the Purchaser for the authorization, execution, delivery and performance by the Purchaser of this Agreement has been taken, and this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

           (c) The Purchaser is acquiring the Shares in his own name for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution. The Purchaser further represents that he does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person, or to any third person, with respect to any of the Shares. The Purchaser understands and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the Seller's and the Company's reliance on such exemption is predicated on the Purchaser's representations set forth herein.

           (d) The Purchaser acknowledges that the Shares must be held by him indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit only limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions set forth under such Rule.

           (e) The Purchaser understands and acknowledges that no public market now exists for any of the Shares and that there is no assurance that a public market will ever exist for the Shares.

           (f) The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and an opportunity to review the Company's facilities. The Purchaser understands that such discussions were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description and that the Company makes no representation and warranties relative to the Company other than those set forth in Section 3 of this Agreement.

           (g) The Purchaser is experienced in evaluating and investing in companies such as the Company. The Purchaser is a sophisticated investor with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and


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risks of a prospective investment in the Shares and who is capable of bearing the economic risks of such investment.

                (h) The Purchaser has been solely responsible for his "due diligence" investigation of the Company and the Company's management and business, and for the analysis of the merits and risks of this investment and of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, the Purchaser has acted solely in his own interest, and neither the Purchaser nor any of his agents or employees has acted as an agent of the Company or as an issuer, underwriter, broker, dealer or investment advisor relative to any of the Shares.

                (i) Except for a finder's fee payable by the Company to Robert Conrads, no selling concession, fee or other remuneration is being paid to any third party in connection with the sale of the Shares pursuant to this Agreement.

                (j) The Purchaser is a natural person and that the information set forth on the attached Exhibit B with respect to him is true and complete.

                (k) The Purchaser has reviewed the attached Exhibit C for the purpose of determining whether he is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

        4.2 Legends. The transfer of the Shares is restricted by the provisions of the Securities Act. The certificate representing the Shares shall be endorsed with the following legend:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ITS SUCCESSOR RULE UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

The certificate representing the Shares shall also bear any legend required by any applicable state securities law. The Company need not register a transfer of the Shares unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

        4.3 Covenants of the Purchaser. The Purchaser agrees to consent in writing to all corporate action recommended by the Board of Directors of the Company in connection with (i) any restructuring or recapitalization of the Company, (ii) any offering for sale of, or sale of, additional securities of the Company, or (iii) any merger, sale, consolidation or other similar transaction involving the Company. The Purchaser agrees to consent in writing to the

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election of any and all directors nominated by the holders of a majority of the
Common Stock of the Company. The provisions of this Section 4.3 will terminate in the event of a public offering of the Company's Common Stock pursuant to the Securities Act.

    5.  Conditions to Closing.

        5.1 Condition's to the Purchaser's Obligations at the Closing. The Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Purchaser:

                (a) The representations and warranties made by the Company herein shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date; and the Company shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or prior to the Closing Date and all documents incident thereto shall be satisfactory in form and content to the Purchaser.

                (b) The Company shall have obtained all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement which need to be obtained prior to the Closing Date.

                (c) The Company shall have delivered to the Purchaser a certificate, executed by an officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) and (b) of this Section 5.1.

                (d) The Purchaser and Juan Manuel Aisemberg ("Aisemberg") shall have entered into, and consummated the transactions contemplated by, a stock purchase agreement whereby Aisemberg will sell to the Purchaser 90,000 shares of Common Stock (the "Aisemberg Stock Purchase Agreement").

                (e) The Purchaser and Aisemberg shall have entered into an option agreement pursuant to which Aisemberg will grant the Purchaser an option to purchase 41,482 shares of Common Stock of the Company (the "Option Agreement").

                (f) The Purchaser and Martin Varsavsky shall have entered into a participation agreement whereby Martin Varsavsky will grant the Purchaser certain rights concerning the sale of shares of Common Stock of the Company (the "Participation Agreement").

        5.2 Conditions to the Company's Obligations at the Closing. The Company's obligation to issue and sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company:

                (a) The representations and warranties made by the Purchaser herein shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date; and the Purchaser shall

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have performed and complied with all agreements and conditions herein required to be performed or complied with by him on or prior to the Closing Date and all documents incident thereto shall be satisfactory in form and content to the Company.

        (b) The Company shall have obtained all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement which need to be obtained prior to the Closing.

        (c) At the Closing, the purchase of the Shares by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser or the Company are subject.

        (d) The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) and (c) of this Section 5.2.

        (e) The Purchaser and Aisemberg shall have entered into, and consummated the transactions contemplated by, the Aisemberg Stock Purchase Agreement.

        (f) The Purchaser and Aisemberg shall have entered into the Option Agreement.

        (g) The Purchaser and Martin Varsavsky shall have entered into the Participation Agreement.

6. Registration Rights.

        6.1 Definitions. For purposes of this Section 6:

        (a) The terms "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, or the securities laws of any jurisdiction other than the United States, and the declaration or ordering of effectiveness of such registration statement or document, or similar action in such other jurisdiction; and

        (b) The term "Registrable Securities" means (1) the Shares, and (2) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares.

        6.2 "Piggy-back" Registrations. If, at any time after an IPO (as defined below in Section 7.13), the Company proposes to register any securities under the Securities Act in connection with any offering of its securities, whether or not for its own account (other than a registration statement filed with respect to the issuance of Common Stock, or securities convertible into or exchangeable for Common Stock, or rights to acquire Common Stock, granted or to be granted to employees of the Company or its Affiliates), the Company shall furnish prompt written notice to the Purchaser of its intention to effect such registration and the intended method of distribution in connection therewith. On no more than two occasions,

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upon the written request of the Purchaser made to the Company within 30 days after the receipt of such a notice by the Company, the Company shall, subject to Section 6.6, include in such registration up to 33 1/3% of the Registrable Securities owned of record by the Purchaser (a "Piggy-back Registration").

        6.3 Obligations of the Company. Whenever the Company is required under this Section 6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as may be practicable:

        (a) Prepare and file with the Securities and Exchange Commission (the "SEC"), or similar authority in a jurisdiction other than the United States, as the case may be, a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to 60 days.

        (b) Prepare and file with the SEC, or similar authority in a jurisdiction other than the United states, as the case may be, such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of applicable law with respect to the disposition of all securities covered by such registration statement.

        (c) Furnish to the Purchaser such number of copies of a prospectus, including a preliminary prospectus, in conformity with requirements of applicable law, and such other documents as he may reasonably request in order to facilitate the disposition of Registrable Securities owned by him.

        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions in the country in which the securities are being registered as shall be reasonably requested by the Purchaser (such as, in the case of the United States, under state blue sky laws); provided that the Company shall not be required in connection therewith or as to condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.

        (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Purchaser shall also enter into and perform his obligations under such an agreement.

        (f) Notify the Purchaser, at any time when a prospectus relating thereto is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        6.4 Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 6 that the Purchaser shall furnish to the

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Company such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

        6.5 Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations made pursuant to
Section 6.2, including, without limitation, all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions relating to Registrable Securities and fees and disbursements of counsel for the Purchaser.

        6.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 6.2 to include any of the securities of the Purchaser in the registration of the securities to be included in such underwriting, or in such underwriting itself, unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering, whether upon exercise of registration rights or otherwise (collectively, "secondary securities"), exceeds the number of secondary securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only such number of secondary securities, including Registrable Securities, as the underwriters determine in their sole discretion will not jeopardize the success of the offering. The secondary securities so included shall be apportioned among the Purchaser and such other selling shareholders pro rata in proportion to the total number of secondary securities, including Registrable Securities, owned by them, respectively, or in such other proportion as may be agreed to by such shareholders and the Purchaser.

        6.7 Delay of Registration. The Purchaser shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

        6.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 6:

        (a) To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser, any underwriter (as defined in the Securities Act or other applicable law) for the Purchaser and each Person (as defined in Section
7.13 below), if any, who controls the Purchaser or underwriter within the meaning of the Securities Act or the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") or other applicable law, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act or other applicable law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the

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following statements, omissions or violations (collectively a "Violation"): (i)
any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act or other applicable law, or any rule or regulation promulgated under the Securities Act or other applicable law; and the Company will pay to the Purchaser, underwriter or controlling Person any reasonable legal or other expenses incurred by him in connection with investigating or defending any such loss, claim, damage, liability, or action; provided that the indemnity agreement contained in this Section 6.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser or such underwriter or controlling Person.

        (b) To the extent permitted by law, the Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act or other applicable law, any underwriter, and any controlling Person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act or other applicable law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Purchaser expressly for use in connection with such registration; and the Purchaser will pay any reasonable legal or other expenses incurred by any Person to be indemnified pursuant to this Section 6.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided that the indemnity agreement contained in this Section 6.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 6.8(b) exceed the gross proceeds from the offering received by the Purchaser.

        (c) Promptly after receipt by an indemnified party under this Section
6.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified

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party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.8.

        (d) The obligations of the Company and the Purchaser under this Section
6.8 shall survive completion of any offering of Registrable Securities under a registration statement pursuant to this Section 6, and otherwise.

        6.9 Reports. With a view to making available to the Purchaser the benefits of Rule 144 and 144A of the SEC and any other rule or regulation of the SEC and the applicable authority in each other jurisdiction where the Company's securities are registered that may at any time permit the Purchaser to sell securities of the Company to the public without registration, the Company agrees to:

        (a) make and keep public information available, as those terms are understood and defined in Rule 144 or other applicable law, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

        (b) file with the SEC and the applicable authority in each other jurisdiction where the Company's securities are registered in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and the similar laws of each such other jurisdiction; and

        (c) furnish to the Purchaser, so long as the Purchaser beneficially owns shares of Common Stock, all information distributed to other shareholders holding less than 10% of the Common Stock.

        6.10 "Market Stand-Off" Agreement. The Purchaser hereby agrees that, during the duration of the period specified by the Company and an underwriter of Common Stock or other securities of the Company following the effective date of a registration statement of the Company (but no longer than nine months), he shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by the Purchaser at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Purchaser (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

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                6.11    Termination of Registration Rights. The Purchaser shall
not be entitled to exercise any right provided for in this Section 6 after five years following the consummation of an IPO except for the right to indemnification provided herein.

        7.      Miscellaneous.

                7.1 Finders and Brokers. Except for a finder's fee payable by the Company to Robert Conrads, each party hereby represents and warrants to the other that neither he nor his representatives have taken, nor will they take, any action that would cause the other party hereto to have any obligation or liability to any Person (as defined in Section 7.13 below) for any finders' fees, brokerage fees, agents' commissions, or like payments in connection with the transactions contemplated hereby. Each party shall indemnify and hold harmless the other from any claim that is asserted by any Person for a finder's fee or like payment with respect to this Agreement arising from any act, representation or promise of the indemnifying party or its representative.

                7.2 Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

                7.3 Waiver of Compliance. Any failure of the Company, on the one hand, or the Purchaser on the other, to comply with any provision of this Agreement may be expressly waived in writing by the Purchaser or the Company, respectively, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

                7.4 Expenses; Attorneys' Fees. Each party shall pay all expenses incurred by him or on his behalf in connection with this Agreement, any transaction contemplated hereby, or any legal action, arbitration or other proceeding brought to interpret or enforce the terms of this Agreement.

                7.5 Survival of Representations and Warranties. The respective representations and warranties of each party contained herein shall not be deemed waived or otherwise affected by any investigation made by or on behalf of the other party, and such representations and warranties shall survive the Closing. All statements contained in this Agreement or in any exhibit, certificate or other document delivered pursuant hereto shall be deemed representations or warranties, as the case may be (as such terms are used in this Agreement), of the party making such statements.

                7.6 Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand (against receipt) or by Federal Express or other recognized international courier or mailed, postage prepaid, certified or registered airmail, return receipt requested, and addressed:

                to the Company at:

                Martin Varsavsky
                VIA USA, LTD.
                800 Third Avenue
                18th Floor
                New York, New York 10022

                With copies to:

                Joel I. Frank, Esq.
                VIA USA, LTD.
                800 Third Avenue
                18th Floor
                New York, New York 10022

                to the Purchaser at:

                Herald L. Ritch
                10 Fort Hills Lane
                Greenwich, Connecticut 06831

Notice of a change in address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

     7.7 Assignment; Successors and Assigns. Except as otherwise provided herein, the Purchaser agrees with the Company that neither the Purchaser nor the Company will assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily or by operation of law, any right or obligation of such party under this Agreement. Any purported assignment, transfer, or delegation in violation of this Section shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any Person not a party to this Agreement.

     7.8 GOVERNING LAW. THE VALIDITY, INTERPRETATION, ENFORCEABILITY, AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

     7.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.10 Headings. The headings of the Sections of this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

        7.11 Entire Agreement. The parties intend that the terms of this Agreement, including the other documents referred to herein, shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

        7.12 Severability. If any provision of this Agreement, or the application thereof to any Person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other Persons, places, and circumstances shall remain in full force and effect.

        7.13  Certain Definitions.

        "Affiliate" shall mean, with respect to the Purchaser, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Purchaser. For the purpose of this definition, the term "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, but only so long as such Person retains an equity interest in the Person being controlled; and the terms "controlling" and "controlled" have corresponding meanings.

        "IPO" shall mean an initial public offering of Common Stock under a registration statement filed under the Securities Act or the applicable securities law of any jurisdiction outside the United States (other than a registration statement filed with respect to the issuance of Common Stock, or securities convertible into or exchangeable for Common Stock, or rights to acquire Common Stock, granted or to be granted to employees of the Company or its Affiliates), whether primary or secondary.

        "Person" shall include any individual, partnership, joint venture, corporation, trust, unincorporated organization, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary, or other capacity.

        "Subsidiary" shall mean, as to any particular parent corporation, any corporation as to which more than fifty percent of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights are to be exercised) at the time is owned or controlled, directly or indirectly, by such parent corporation and/or by one or more subsidiaries.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                               VIA USA, LTD.

                                        By:    /s/ David S. Hershberg
                                               -----------------------------
                                        Name:  David S. Hershberg
                                        Title: Executive Vice President

                                               /s/ Herald L. Ritch
                                               -----------------------------
                                               HERALD L. RITCH,
                                               an individual

                                EXHIBIT A

1. Pursuant to a Warrant Agreement, dated as of September 30, 1993, between the Company and S-C V-TEL Investments, L.P., a Delaware limited partnership ("S-C V-TEL"), S-C V-TEL has the right, upon certain terms and conditions (including time periods), to acquire a number of shares of Common Stock such that when aggregated with its present investment in the Company, S-C V-TEL could own a maximum of 33 1/3% of the outstanding shares of Common Stock.

2. Robert Conrads, who has acted as a finder for the Company with respect to S-C V-TEL and the Purchaser, will be issued 105,840 shares of Common Stock as compensation for his role as finder.

3. The Company has agreed, subject to execution of definitive documentation, to sell to an investor (a natural person) 175,000 shares of Common Stock.

                                   EXHIBIT B


Name:           Herald L. Ritch

Address of Principal Residence:

                10 Fort Hills Lane
                Greenwich, Connecticut 06831

Primary Occupation:

                Investment banker

Business Background (For at least the past ten years, provide history of principal occupations, names of employers, positions held, nature of responsibilities and relevant dates):

                1983-1988: Kidder, Peabody, Shareholder, Senior M&A banker. 1988-1990: Freeman, Spogli & Co., general partner, principal investments.
                1991-present: DLJ, Managing Director, investment banking.

Professional Licenses:


Education (Include name of each post-secondary school attended, field of study, degrees obtained, and relevant dates):

                Stanford University, BA--Economics, 1973
                Wharton School, University of Pennsylvania, 1975

Investment Experience (Describe prior experience in making investment decisions either for self or on behalf of others):

        Extensive investment experience on behalf of myself & others

Net Worth (Mark amount that represents closest estimate):

        ( ) $250,000 or less            ( ) $1,000,000
        ( ) $500,000                    ( ) $2,500,000
        ( ) $750,000                    (X) $5,000,000 or more

        For purposes of this question, net worth is defined as the excess of total assets at fair market value over total liabilities.

Income (Mark amount that represents closest estimate for each year):

        1991                    1992                    1993 (expected)
        ( ) $50,000 or less     ( ) $50,000 or less     ( ) $50,000 or less
        ( )  100,000            ( )  100,000            ( )  100,000
        ( )  200,000            ( )  200,000            ( )  200,000
        ( )  500,000            ( )  500,000            ( )  500,000
        (X)  1,000,000 or more  (X)  1,000,000 or more  (X)  1,000,000 or more

Purchaser Representatives (Mark statement that applies):

         X      The Purchaser is not relying upon any other person to evaluate
        ---     the merits and risks of acquiring shares of the Company's
                Common Stock.

                The Purchaser is relying upon each person named below for
        --- assistance in evaluating the merits and risks of acquiring shares of the Company's Common Stock.

                Signature: H.J. Ritch
                           ------------------

                Date:      December 9, 1993

                                   EXHIBIT C

As defined in Regulation D under the Securities Act, an investor is an "accredited investor" if he, she or it meets one or more the following tests (the following list omits certain tests that apply only to certain regulated entities):

1. A corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring shares of the Company's Common Stock, with total assets in excess of $5,000,000.

2. A natural person whose net worth, individually or jointly with spouse, exceeds $1,000,000 (net worth may include the value of the Purchaser's principal residence valued at either (x) cost, including cost of improvements, net of current encumbrances on the property, or (y) appraised value as determined by a written appraisal used by an institutional lender making a loan secured by the property, including subsequent improvements, net of current encumbrances on the property).

3. A natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years or joint income with spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current calendar year.

4. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring shares of the Company's Common Stock, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in shares of the Company's Common Stock.

5. Any entity in which all the equity owners are accredited investors (i.e., by virtue of their meeting any of the other tests for an "accredited investor").